Exhibit 3.71

ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY (Instructions on back of application) FILED EFFECTIVE 1. The name of the limited liability company is: Direct Financial Solutions of Idaho, LLC 2. The street address of the initial registered office is: 5527 Kendall Street, Boise, Idaho 83706 and the name of the initial registered agent at the above address is: Record Search & information Services, Inc. 3. The mailing address for future correspondence is: 89 East 1400 North, Logan, Utah 84341 4. Management of the limited liability company will be vested in: Manager(s) or Member(s) (please check the appropriate box) 5. If management is to be vested in one or more manager(s), list the name(s) and address(es) of at least one initial manager. If management is to be vested in the member(s), list the name(s) and address(es) of at least one initial member. Name Address  Todd Jensen 89 East 1400 North, Logan, Utah 84341 Mari-Catherine Vinton 89 East 1400 North, Logan, Utah 84341 6. Signature of at least one person responsible for forming the limited liability company: Signature: /s/ Todd Jensen Secretary of State use only Typed Name: Todd Jensen Capacity: Manager  IDAHO SECRETARY OF STATE 06/27/2005 05:00 Signature: /s/ Mari-Catherine Vinton CK: 1859 CT: 198884 BH: 818269 Typed Name: Mari-Catherine Vinton 1 P 108.88 = 188.88 ORGAN LLC 2 Capacity: Manager

FILED EFFECTIVE ARTICLES OF AMENDMENT TO 2007 MAY 23 AM 8:20 ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY (Instructions on back of application) SECRETARY OF STATE STATE OF IDAHO 1. The name of the limited liability company is: Direct Financial Solutions of Idaho LLC If the LLC has been administratively dissolved and the name is no longer available for use, #3 below must include an amendment of name. 2. The date the articles of organization were filed was: 6/27/2005 COMPLETE ONLY THE APPLICABLE ITEMS 3. The name of the limited liability company is amended to read: Cash Central of Idaho, LLC 4. The management of the limited liability company shall henceforth be vested in: Manager(s)   Members 5. The information on the managers/members shall be amended as follows: Name Address Add Delete Other 6. Signature of atleast one manager, if any, or at least one member. Signature: /s/ Trevin Workman Secretary of State use only Typed Name: Trevin Workman Capacity: Manager IDAHO SECRETARY OF STATE Signature: 05/23/2007 05:00 Typed Name: CK: 5661 CT: 191388 DH: 105542 Capacity: 1: 38.08 = 30.08 ORGAN AMEN 2